        Exhibit 24.2
EQUITY COMMONWEALTH

RESOLUTIONS OF THE BOARD OF TRUSTEES

June 13, 2023

9.Form S-8 Registration Statement

WHEREAS, the [Board of Trustees (the “Board”) of Equity Commonwealth, a Maryland real estate investment trust (the “Company”)] previously approved an amendment of the Equity Commonwealth 2015 Omnibus Incentive Plan (as amended, the “2015 Incentive Plan”) to increase the number of shares authorized for issuance by 1,650,000 to 7,400,000 (the “Plan Amendment”) and submission of the Plan Amendment to the Company’s shareholders for approval;

WHEREAS, the Board also previously authorized, upon receipt of shareholder approval of the Plan Amendment, the [Company’s executive officers, or any person authorized by such executive officers (the “Authorized Officers”)], or any one or more of them, to execute and cause to be filed with the SEC a registration statement on Form S-8 for the purpose of registering under the Securities Act of 1933, as amended, the additional common share issuable under the 2015 Incentive Plan following the Plan Amendment (the “Form S-8 Registration Statement”); and

WHEREAS, to facilitate the filing of the Form S-8 Registration Statement, the Board desires to authorize the execution of a power of attorney by any officer, trustee or employee of the Company who may be required to execute the Form S-8 Registration Statement.

NOW, THEREFORE, BE IT RESOLVED, that each officer, trustee or employee of the Company who may be required to execute such Form S-8 Registration Statement or any amendments thereto (whether on behalf of the Company, or as an officer or trustee thereof, or otherwise), be and hereby is authorized to execute a power of attorney appointing one or more Authorized Officers, and each of them acting singly, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) Form S-8 Registration Statements, and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of said officers, trustees and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as any such officer, trustee or employee might or could do in person.

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13.General Authorization and Ratification

    RESOLVED, that the Authorized Officers, or any one or more of them, hereby are authorized and directed to take such action and to execute and deliver such documents and to perform such acts in the name and on behalf of the Company as they deem necessary or appropriate in effecting all or any of the foregoing resolutions (such determination to be conclusively, but not exclusively, evidenced by the taking of such actions or the execution, delivery and filing of such documents by any Authorized Officer without any further action or approval by the Board);

    RESOLVED FURTHER, that the Authorized Officers, or any one or more of them, hereby are authorized to pay all such fees, costs, expenses and taxes incurred by or on behalf of the Company as the Authorized Officers, or any one or more of them, may determine to be necessary or advisable in connection with the actions contemplated by the foregoing resolutions (such determination to be conclusively, but not exclusively, evidenced by such payment without any further action or approval by the Board); and

    RESOLVED FURTHER, that any and all actions heretofore or hereafter taken by the Authorized Officers, or any one or more of them, or by any of the other officers of the Company in furtherance of the foregoing resolutions hereby are ratified and confirmed as the act and deed of the Company.

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